                                                                   Exhibit 10.37

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 1

                                                               (5/25/95) st7226h

                     NETWORK PRODUCTS PURCHASE AGREEMENT

This Agreement Number DM-11/95-DC ("Agreement") is made by and between Northern Telecom Inc., a Delaware corporation having offices at 4001 East Chapel Hill-Nelson Highway, Research Triangle Park, North Carolina 27709 ("Nortel"), and DeltaCom, Inc., a Alabama corporation, having its principal offices and place of business at 113 South Main Street, Post Office Box 1233, Arab, Alabama 35016 ("Buyer").

                                  WITNESSETH:

WHEREAS, Buyer desires to obtain and Nortel desires to provide certain telecommunications equipment and software for Buyer's internal use in its network and certain related services to provide telecommunications service;

NOW THEREFORE, Nortel and Buyer agree as follows:

1.   SCOPE

     1.1 Exhibit A sets forth certain defined terms which shall have the meanings set forth in Exhibit A.

     1.2 The terms and conditions of this Agreement shall apply to the purchase by Buyer and the sale by Nortel of Equipment and Services and the licensing of Software furnished in connection with such Equipment. The terms and conditions contained in a Product Attachment shall modify and/or supplement the other terms and conditions of this Agreement, only with respect to the Product Line and Services described in the Product Attachment.

     1.3 All Products and Services obtained by Buyer pursuant to this Agreement shall be obtained by Buyer solely for initial use by Buyer in its internal business to provide services available through its networks, and not as stock in trade or inventory which is intended for resale by Buyer to any third party as new and unused material. All such Products shall be installed in the United States.

2.   TERM

     2.1 This Agreement shall be in effect during the period that any Product Attachment is in effect. Each Product Attachment shall be in effect during the Product Attachment Term with respect thereto. This Agreement or any part thereof may be terminated in accordance with the express provisions of this Agreement concerning termination or by written

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 2

          agreement of the parties.

     2.2 The termination of this Agreement or any part thereof shall not affect the obligations of either party thereunder with respect to any accepted Order which have not been fully performed, unless such Order is expressly terminated in accordance with this Agreement or by written agreement of the parties.

3.   ORDERING

     All purchases pursuant to this Agreement shall be made by means of Orders issued from time to time by Buyer and accepted by Nortel in writing within fifteen (15) days. If an Order is not accepted by Nortel within such fifteen (15) day period, such Order shall be deemed to be void. All Orders shall reference this Agreement and shall be governed solely by the terms and conditions set forth herein as modified and/or supplemented pursuant to
     Section 1.2 by the terms and conditions of any applicable Product Attachments.

4.   PRICES

     4.1 The prices, charges, and fees applicable to Orders for Products and/or Services shall be set forth in the appropriate Product Attachments and may be revised in accordance with the provisions stated therein. Transportation charges, including insurance, shall be payable by Buyer in accordance with the applicable Product Attachment.

     4.2 Until the total of all prices, charges and fees for Products and related Services furnished hereunder shall have been paid to Nortel, Buyer shall cooperate with Nortel in perfecting Nortel's purchase money security interest in such Products and Buyer shall promptly execute all documents and take all actions required by Nortel in connection therewith. Buyer shall not sell, lease or otherwise transfer such Products or any portion thereof or allow any liens or encumbrances to attach to such Products or any portion thereof prior to payment in full to Nortel of the total of all such prices, charges, and fees.

5.   TERMS OF PAYMENT

     5.1 The amounts payable for Products and/or Services may be invoiced by Nortel to Buyer in accordance with the applicable Product Attachments. All amounts payable and properly invoiced pursuant to this Agreement shall be paid by Buyer to Nortel within thirty (30) days from the date of Nortel's invoice in accordance with the payment instructions contained in such invoice.

     5.2 Overdue payments, excluding those which are the subject of a good faith

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 3

          dispute, shall be subject to interest charges, calculated daily commencing on the 31st day after the date of the invoice, at one and one half percent (1-1/2%) per month or such lesser rate as may be the maximum permissible rate under applicable law.

6.   TAXES

     Buyer shall at Nortel's direction promptly reimburse Nortel or pay directly to the applicable government or taxing authority all taxes and charges arising hereunder, including, without limitation, penalties and interest, except for taxes computed upon the net income of Nortel. Buyer's obligations pursuant to this Section 6 shall survive any termination of this Agreement.

7.   RISK OF LOSS, TITLE

     7.1 Risk of loss or damage to Products shall pass to Buyer upon delivery to the loading dock at the installation site or other delivery location specified by Buyer in its Order, and Buyer shall keep such Products fully insured for the total amount then due Nortel for such Products.

     7.2 Good title to Equipment furnished hereunder which shall be free and clear of all liens and encumbrances shall vest in Buyer upon full payment by Buyer of the total prices, charges and fees payable by Buyer for such Equipment and any related Software or Services furnished by Nortel in connection with such Equipment.

     7.3 Buyer shall receive a license to use Software subject to the terms set forth in Exhibit B.

8.   TESTING, TURNOVER AND ACCEPTANCE

     8.1 If Nortel installs any Products furnished hereunder, the rights and obligations of the parties with respect to testing, turnover and acceptance of such Products shall be as set forth in the applicable Product Attachment.

     8.2 If Nortel does not install Products furnished hereunder, Nortel shall prior to delivery of the Products perform such factory tests as Nortel determines to be appropriate in order to confirm that such Products shall be in accordance with the applicable Specifications. Buyer shall be deemed to have accepted the Products upon completion of such tests.

     8.3 In the event that Buyer places Products into revenue-generating service, such Products shall be deemed to have been accepted by Buyer without limitation or restriction.

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 4


9.   DISCLAIMERS OF WARRANTIES AND REMEDIES

     THE WARRANTIES AND REMEDIES SET FORTH IN EXHIBIT D AND IN ANY PRODUCT ATTACHMENT CONSTITUTE THE ONLY WARRANTIES OF NORTEL WITH RESPECT TO THE PRODUCTS AND SERVICES AND BUYER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NORTEL SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, BEFORE OR AFTER THE PLACING OF ANY PRODUCT INTO SERVICE.

10.  LIABILITY FOR PERSONAL INJURY, PROPERTY DAMAGE AND PATENT INFRINGEMENT

     10.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to personal injuries (including death) or damage to tangible property which allegedly result from the negligence or willful misconduct of the defending party in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from any such suit, claim or proceeding.

     10.2 Nortel shall defend Buyer against any suit, claim or proceeding brought against Buyer alleging that any Products, excluding Vendor Items, furnished hereunder infringe any United States patent. Nortel shall pay all litigation costs, reasonable attorney's fees, settlement payments and any damages awarded or resulting from any such suit, claim or proceeding. With respect to Vendor Items, Nortel shall assign any rights with respect to infringement of U.S. patents granted to Nortel by the supplier of such Vendor Items to the extent of Nortel's right to do so.

     10.3 The party entitled to defense pursuant to Section 10.1 or 10.2 shall promptly advise the party required to provide such defense of the applicable suit, claim, or proceeding and shall cooperate with such party in the defense or settlement thereof. The party required to provide such defense shall have sole control of the defense of the applicable suit, claim, or proceeding and of all negotiations for its settlement or compromise.

     10.4 If an injunction is obtained against Buyer's use of any Products as a result of any suit, claim, or proceeding described in Section 10.2, Nortel shall at Nortel's option use its reasonable efforts to either:

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 5


     10.4.1 procure for Buyer the right to continue using the portions of the Products enjoined from use; or

     10.4.2 replace or modify the same with equivalent or better Products so that Buyer's use is not subject to any such injunction.

10.5 If Nortel cannot perform under Section 10.4.1 or 10.4.2, Buyer shall have the right to return the infringing Products to Nortel upon written notice to Nortel, and in the event of such return, neither party shall have any further liabilities or obligations under this Agreement on account of such infringement or return, except Nortel shall refund the depreciated value of such Products carried on Buyer's books at the time of such return, less any outstanding monies due Nortel hereunder.

10.6 The obligations of Nortel hereunder with respect to any suit, claim, or proceeding described in Section 10.2 shall not apply with respect to Products which are (a) manufactured or supplied by Nortel in accordance with any design or any special instruction furnished by Buyer, (b) used by Buyer in a manner or for a purpose not contemplated by this Agreement, (c) located by Buyer outside the United States, or (d) used by Buyer in combination with other products not provided by Nortel, including, without limitation, any software developed solely by Buyer through the permitted use of Products furnished hereunder, provided the infringement arises from such combination or the use thereof. Buyer shall indemnify and hold Nortel harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, attorneys' fees, which may be incurred by Nortel with respect to any suit, claim, or proceeding described in this Section 10.6.

10.7 Notwithstanding the above, Nortel's total liability to Buyer with regard to suits, claims, or proceedings described in Section 10.2 which involve Service Use shall not exceed the applicable Service Use Limit. Buyer shall reimburse Nortel all amounts paid or incurred by Nortel with respect to any such suits, claims, or proceedings in excess of the applicable Service Use Limit.

10.8 If Nortel determines that any Products are or may become the subject of any suit, claim, or proceeding involving Service Use, Nortel may provide Buyer with notice to that effect. Nortel shall have no liability to Buyer pursuant to Section 10.2, 10.4, or 10.5 with respect to Buyer's use of such Products which occurs subsequent to such notice. In addition to its obligations pursuant to Section 10.3, if Buyer becomes aware that any Products may become the subject of any such suit, claim, or proceeding before receiving any such notice from Nortel, Buyer shall provide Nortel with notice to that effect.

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 6

     10.9 After receipt of notice from Nortel pursuant to Section 10.8, Buyer shall have the option to return to Nortel the applicable Products identified in such notice and Nortel shall refund the depreciated value (as carried on the books of Buyer) of the returned Products to Buyer as more fully set forth in Section 10.5.

     10.10 The provisions of Sections 10.2 through 10.9 state the entire liability of Nortel and its suppliers and the exclusive remedy of Buyer with respect to any suits, claims, or proceedings of the nature described in Section 10.2.

     10.11 Each party's respective obligations pursuant to this Section shall survive any termination of this Agreement.

11.  REMEDIES AND LIMITATION OF LIABILITY

     11.1 Nortel shall have the right to suspend its performance by written notice to Buyer and forthwith remove and take possession of all Products that shall have been delivered to Buyer, if, prior to payment to Nortel of any amounts due pursuant to this Agreement with respect to such Products, Buyer shall (a) become insolvent or bankrupt or cease, be unable, or admit in writing its inability, to pay all debts as they mature, or make a general assignment for the benefit of, or enter into any arrangement with, creditors, (b) authorize, apply for, or consent to the appointment of, a receiver, trustee, or liquidator of all or a substantial part of its assets or have proceedings seeking such appointment commenced against it which are not terminated within thirty (30) days of such commencement, or
           (c) file a voluntary petition under any bankruptcy or insolvency law or under the reorganization or arrangement provisions of the United States Bankruptcy Code or any similar law of any jurisdiction or have proceedings under any such law instituted against it which are not terminated within thirty (30) days of such commencement.

     11.2 In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise provided in this Agreement.

     11.3 Nothing contained in Section 11.2 or elsewhere in this Agreement shall make Nortel liable for any incidental, indirect, consequential or special damages of any nature whatsoever for any breach of this Agreement whether the claims for such damages arise in tort, contract, or otherwise, or shall increase the liability of Nortel under Section 9 or 10 or Exhibit D beyond that prescribed therein.

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 7


     11.4 Nortel shall not be liable for any additional costs, expenses, losses or damages resulting from errors, acts or omissions of Buyer, including, but not limited to, inaccuracy, incompleteness or untimeliness in the provision of information by Buyer to Nortel or fulfillment by Buyer of any of its obligations under this Agreement. Buyer shall pay Nortel the amount of any such costs, expenses, losses or damage incurred by Nortel.

     11.5 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred, except any action for nonpayment by Buyer of any prices, charges, or fees payable hereunder may be brought by Nortel at any time permitted by applicable law.

     11.6 The limitations on Nortel's liability and other obligations set forth in Sections 9,10, and 11 shall survive any termination of this Agreement.

12.  FORCE MAJEURE

     If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, unavailability of supplies or sources of energy, power failure, breakdown of machinery, or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

13.  CONFIDENTIAL INFORMATION

     13.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of its affiliates with a need to know. A party that receives the other party's Confidential Information shall not reproduce such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential Information.

     13.2 Buyer shall take reasonable care to use Nortel's Confidential Information only for study, operating, or maintenance purposes in connection with Buyer's use of Products furnished by Nortel pursuant to this Agreement.

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 8

     13.3 Nortel shall take reasonable care to use Buyer's Confidential Information only to perform Nortel's obligations to provide Products and/or Services to Buyer, provided Nortel may use any of Buyer's Confidential Information for the development, manufacture, marketing and maintenance of new products and/or services and/or changes or modifications to the existing Products and/or Services, which Nortel may, in either case, provide to third parties without restriction.

     13.4 The obligations of either party pursuant to this Section 13 shall not extend to any Confidential Information which was already known to the recipient prior to its disclosure to the recipient, was known or generally available to the public at the time of disclosure to the recipient, becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient, is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so, or is required to be disclosed by process of law, provided that the recipient shall notify the disclosing party promptly upon any request or demand for such disclosure.

     13.5 The parties' obligations pursuant to this Section 13 shall survive any termination of this Agreement.

14.  BUYER'S RESPONSIBILITIES

     14.1 All sites at which the Products shall be delivered or installed shall be prepared by Buyer in accordance with Nortel's standards, including, without limitation, environmental requirements.

     14.2 Buyer shall provide Nortel-designated personnel access to the Products during the times deemed necessary by Nortel to install, maintain and service the Products in accordance with Nortel's obligations. Nortel personnel shall comply with Buyer's reasonable site and security regulations, provided Nortel receives written notice of any such regulations reasonably in advance of the arrival of Nortel's personnel at the site.

     14.3 Buyer shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, trash removal and other necessary utilities for use by Nortel-designated maintenance personnel, and adequate secure storage space, if required by Nortel, for Products and materials. Buyer shall also provide adequate security for the Products while on Buyer's site.

     14.4 Buyer shall obtain all necessary governmental permits applicable to Buyer in connection with the installation, operation, and maintenance of Products furnished hereunder, excluding any applicable permits required

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                          Page 9


           in the normal course of Nortel's doing business.

     14.5 Any information which Nortel reasonably requests from Buyer and which is necessary for Nortel to properly install or maintain the Products shall be provided by Buyer to Nortel in a timely fashion and in a form reasonably specified by Nortel.

15.  HAZARDOUS MATERIALS

     15.1 Prior to issuing any Order for Services to be performed at Buyer's facilities, Buyer shall identify and notify Nortel in writing of the existence of all Hazardous Materials which Nortel may encounter during the performance of such Services, including, without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel.

     15.2 If Buyer breaches its obligations pursuant to Section 15.1, (a) Nortel may discontinue the performance of the appropriate Services until all the applicable Hazardous Materials have been removed or abated to Nortel's satisfaction by Buyer at Buyer's sole expense, and
           (b)Buyer shall defend, indemnify and hold Nortel harmless from any and all damages, claims, losses, liabilities and expenses, including, without limitation, attorneys' fees, which arise out of Buyer's breach, of such obligations. Buyer's obligations pursuant to this
           Section 15.2 shall survive any termination of this Agreement.

16.  SUBCONTRACTING

     Nortel may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel of primary responsibility for performance of its obligations.

17.  REGULATORY COMPLIANCE

     In the event of any change in the Specifications or Nortel's manufacturing or delivery processes for any Products as a result of the imposition of requirements by any government, Nortel may upon notice to Buyer, increase its prices, charges and fees to cover the added costs and expenses directly and indirectly incurred by Nortel as a result of such change.

18.  GENERAL

     18.1 If any of the provisions of this Agreement shall be invalid or unenforceable under applicable law and a party deems such provisions to be material, that party may terminate this Agreement upon notice to the

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 10


     other party. Otherwise, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but this Agreement shall be construed as if not containing the particular invalid or unenforceable provision and the rights and obligations of the parties shall be construed and enforced accordingly.

18.2 A party shall not release without the prior written approval of the other party any advertising or other publicity relating to this Agreement wherein such other party may reasonably be identified. In addition each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect and for a period of three (3) years thereafter, except as may be reasonably required to enforce this Agreement or by law.

18.3 The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of North Carolina, except for its rules with respect to the conflict of laws.

18.4 Neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld, except Nortel may assign or transfer all or any part of this Agreement or of its rights hereunder to any Affiliate without Buyer's consent.

18.5 Notices and other communications shall be transmitted in writing by certified United States Mail, postage prepaid, return receipt requested, by guaranteed overnight delivery, or by facsimile addressed to the parties as follows:

     To Buyer:  DeltaCom, Inc.
                113 South Main Street
                Post Office Box 1233
                Arab, Alabama 35016
                Attention:  Mr. David Hill
                Facsimile:  (205) 586-1365



     To Nortel: Northern Telecom Inc.
                2221 Lakeside Blvd.
                Richardson, Texas 75082-4399
                Attention:  Vice President, Carrier Networks
                Facsimile:  (214) 684-3804

     In addition, notices submitted by Buyer to Nortel specific to any Product Attachment shall be delivered to the address stated in the applicable

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 11

      Product Attachment along with a copy submitted to Nortel at the address stated above.

      Any notice or communication sent under this Agreement shall be deemed given upon receipt, as evidenced by the United States Postal Service return receipt Mail if given by certified United States Mail, on the following business day if sent by guaranteed overnight delivery, or on the transmission date if given by facsimile during the receiving party's normal business hours.

      The address information listed for a party in this Section or any Product Attachment may be changed from time to time by that party by giving notice to the other as provided above.

18.6 In the event of a conflict between the provisions of this Agreement which are not contained in a Product Attachment and the provisions of a Product Attachment, the provisions of the Product Attachment shall prevail with respect to the Product Line and Services described in that Product Attachment.

18.7 All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the parties, and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

18.8 Buyer shall not export any technical data received from Nortel pursuant to this Agreement, or release any such technical data with the knowledge or intent that such technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable U.S. law concerning the exporting of such technical data. Buyer shall obtain all authorizations from the U.S. government in accordance with applicable law prior to exporting or transmitting any such technical data as described above.

18.9 Any changes to this Agreement may only be effected if agreed upon in writing by duly authorized representatives of the parties hereto. No agency, partnership, joint venture, or other similar business relationship shall be or is created by this Agreement.

18.10 This Agreement, including all Product Attachments and Exhibits constitutes the entire agreement of the parties with respect to the subject matter hereof.

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 12


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day last written below.

NORTHERN TELECOM INC.                  DELTACOM, INC.


By: /s/ Vickie Yohe                    By: /s/ Tom Mullis
   -------------------------------        --------------------------------
       (Signature)                             (Signature)

Name:  Vickie Yohe                     Name: Tom Mullis
     -----------------------------          ------------------------------
       (Print)                                 (Print)

       Vice President & General
Title: Manager, Carrier Networks       Title:  COO
      ----------------------------           -----------------------------

Date:  24 January 1996                 Date:  1/11/96
     -----------------------------          ------------------------------

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 13

                                   EXHIBIT A
                                   ---------

                                  DEFINITIONS
                                  -----------

As used in the Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

"Affiliate" shall mean Nortel's parent company, Northern Telecom Limited and any corporation or company effectively controlled directly or indirectly by Northern Telecom Limited through the ownership or control of shares or other securities in such corporation or company.

"Agreement" shall mean the Agreement to which this Exhibit is attached, and all Exhibits and Product Attachments.

"Confidential Information" shall mean all technical or business information, including, without limitation, specifications, drawings, documentation, know-how and pricing information, of every kind or description which may be disclosed by either party (including such information which may be disclosed by an Affiliate) to the other party in connection with this Agreement, provided the disclosing party shall clearly mark any such information which is disclosed in writing as the confidential property of the disclosing party and the disclosing party shall identify the confidential nature of any such information which it orally discloses at the time of such disclosure and shall provide a written summary of the orally disclosed information to the recipient within fifteen (15) days of such disclosure.

"Equipment" shall mean the hardware listed or otherwise identified in, or pursuant to, any Product Attachment.

"Exhibits" shall mean this Exhibits A, B, C, and D attached hereto, and any additional Exhibits which Nortel and Buyer subsequently agree in writing shall be incorporated into, and made a part of the Agreement by reference.

"Hazardous Materials" shall mean any pollutants, dangerous substances, toxic substances and/or hazardous substances (including, without limitation, asbestos) as defined in, or pursuant to, the OSHA Hazard Communication Standard (29 CFR
Part 1910, Subpart Z), the Resource Conservation and Recovery Act of 1976(42 USC
Section 6901, et seq.), the Toxic Substances Control Act (15 USC Section 2601, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 USC Section 9601, et seq.), and any other federal, state or local environmental law, ordinance, rule or regulation.

"Order" shall mean a written purchase order issued by Buyer to Nortel. Each Order shall specify on the face of the Order the types and quantities of Products and/or Services to be furnished by Nortel pursuant to the Order, the applicable

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 14


prices, charges and/or fees with respect to such Products and/or Services, Buyer's facility to which the Products are to be delivered, the delivery and/or completion schedule, and any other information which may be required to be included in an Order in accordance with the provisions of this Agreement.

"Product Attachments" shall mean any Product Attachments which the parties agree in writing shall be incorporated into, and made a part of, this Agreement by reference.

"Product Attachment Term" shall mean the period specified in a Product Attachment during which that Product Attachment shall be in effect.

"Product Line" shall mean the Products described in and which may be furnished pursuant to a specific Product Attachment.

"Products" shall mean any Equipment and/or Software which may be provided hereunder.

"Service Use" shall mean any use of Products furnished hereunder which is or may become the subject of a suit, claim or proceeding alleging that a method of use claim in a patent is infringed, or which may result in a settlement payment, or award of damages, or accounting of profits, where such payment, award, or accounting is based on the revenues or profits earned by Buyer or on the lost revenues or profits of a patent holder or other third party, arising from Buyer's use of such Products.

"Service Use Limit" shall mean, with respect to a Service Use, an amount which in the aggregate is equal to three percent (3%) of that portion of the prices, charges, and fees paid by Buyer to Nortel pursuant to this Agreement for the portion of the Products directly used by Buyer to effect such Service Use.

"Services" shall mean all services listed or otherwise identified in, or pursuant to, any Product Attachment and which are associated with the Product Line described in that Product Attachment, which may be purchased from or provided by Nortel, such as, but not limited to, engineering, installation, maintenance, training, provision of documentation, or post-warranty repair or replacement services.

"Software" shall mean (a) programs in machine-readable code or firmware which
(i) are owned by, or licensed to, Nortel, (ii) reside in Equipment memories, tapes, disks or other media, and (iii) provide basic logic operating instructions and user-related application instructions, and (b) documentation associated with any such programs which may be furnished by Nortel to Buyer from time to time.

"Specifications" shall mean, with respect to any Product Line, the specifications identified in the Product Attachment with respect to that Product Line, provided

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 15

Nortel shall have the right at its sole discretion to modify, change or amend such specifications at any time.

"Third Party Software Vendor" shall mean any supplier of computer programs contained in the Software which is not an Affiliate.

"Vendor Items" shall mean, with respect to a Product Line, those portions of the Product which are identified in the Product Attachment with respect to that Product Line as Vendor Items.

"Warranty Period" shall mean, with respect to a Product Line, the Warranty Period specified in the Product Attachment with respect to that Product Line.

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 16



                                   EXHIBIT B
                                   ---------

                               SOFTWARE LICENSE
                               ----------------

1. Buyer acknowledges that the Software may contain computer programs which have been supplied by, and are proprietary to, Third Party Software Vendors. In addition to the terms and conditions herein, Buyer shall abide by any additional terms and conditions provided by Nortel to Buyer with respect to any Software provided by any Third Party Software Vendor.

2. Upon Buyer's payment to Nortel of the applicable fees with respect to any Software furnished to Buyer pursuant to this Agreement, Buyer shall be granted a personal, non-exclusive, paid-up license to use the version of the Software furnished to Buyer only in conjunction with Buyer's use of the Equipment with respect to which such Software was furnished for the life of that Equipment. Notwithstanding the foregoing, Buyer shall be granted no title or ownership rights to the Software, which rights shall remain in Nortel or its suppliers.

3. As a condition precedent to this license and to the supply of Software by Nortel pursuant to the Agreement, Nortel requires Buyer to give proper assurances to Nortel for the protection of the Software. Accordingly, all Software supplied by Nortel under the Agreement or any renewals, extensions, or expansions thereof, or in implementation of any of the foregoing, shall be treated by Buyer as the exclusive property, and as proprietary and a TRADE SECRET, of Nortel and/or its suppliers, as appropriate, and Buyer shall: a) hold the Software, including, without limitation, any methods or concepts utilized therein in confidence for the benefit of Nortel and/or its suppliers, as appropriate; b) utilize the Software solely in conjunction with the Equipment with respect to which such Software was furnished, as it may be repaired or modified from time to time; c) not provide or make the Software available to any person except to its employees on a 'need to know' basis; d) not reproduce, copy, or modify the Software in whole or in part except as authorized by Nortel; e) not attempt to decompile, reverse engineer, disassemble, reverse translate, or in any other manner decode the Software; f) issue adequate instructions to all persons, and take all actions reasonably necessary to satisfy Buyer's obligations under this license; and g) forthwith return to Nortel, or with Nortel's consent destroy, any magnetic tape, disc, semiconductor device or other memory device or system and/or documentation or other material, including, but not limited to all printed material furnished by Nortel to Buyer which shall be replaced, modified or updated.

4. The obligations of Buyer hereunder shall not extend to any information or data relating to the Software which is now available to the general public

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 17


     or becomes available by reason of acts or failures to act not attributable to Buyer.

5. Buyer shall not assign this license or sublicense any rights herein granted to any other party without Nortel's prior written consent.

6. Buyer shall indemnify and hold Nortel and its supplier, as appropriate, harmless from any loss or damage resulting from a breach of this Exhibit
     B. The obligations of Buyer under this Exhibit B shall survive the termination of the Agreement and shall continue if the Software is removed from service.

                          Network Products Purchase Agreement Number DM~11/95-DC
                                                                         Page 18

                                   EXHIBIT C
                                   ---------

                                    STORAGE
                                    -------

If Buyer notifies Nortel prior to the scheduled shipment date of Products that Buyer does not wish to receive such Products on the date agreed to by the parties, or the installation site or other delivery location is not prepared in sufficient time for Nortel to make delivery in accordance with such date, or Buyer fails to take delivery of any portion of such Products, Nortel may place the Products in storage. In that event Buyer shall be liable for all additional costs thereby incurred by Nortel. Delivery by Nortel of any Products to a storage location as provided above shall be deemed to constitute delivery of the Products to Buyer for purposes of this Agreement, including, without limitation, provisions for payment, invoicing, passage of risk of loss, and commencement of the Warranty Period.

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 19

                                   EXHIBIT D
                                   ---------

                        LIMITED WARRANTIES AND REMEDIES
                        -------------------------------

1. Nortel warrants that the Equipment supplied hereunder will under normal use and service be free from defective material and faulty workmanship and will conform to the applicable Specifications for the Warranty Period specified in the Product Attachment with respect to such Equipment. The foregoing warranty shall not apply to items normally consumed in operation, such as, but not limited to, lamps and fuses or to Vendor Items. Any installation Services performed by Nortel with respect to such Equipment shall be free from defects in workmanship for the Warranty Period set forth in the applicable Product Attachment.

2. Nortel's sole obligation and Buyer's exclusive remedy under the warranty set forth in Section 1 above shall be limited to the replacement or repair, at Nortel's option and expense, of the defective Equipment, or correction of the defective installation Services. Replacement Equipment may be new or reconditioned at Nortel's option.

3. Nortel warrants that any Software licensed by Nortel to Buyer under this Agreement shall function during the Warranty Period of the Equipment with respect to which such Software is furnished without any material, service-affecting nonconformance to the applicable Specifications, provided that Buyer shall have paid all Software support fees specified in the applicable Product Attachment. If the Software fails to so perform, Buyer's sole remedy and Nortel's sole obligation under this warranty is for Nortel to correct such failure.

4.   Unless otherwise stated in a Product Attachment, (a) Nortel's warranties in
     Section 3 above shall only apply to the portion of the Software actually developed by Nortel or its Affiliates, (b) all other Software shall be provided by Nortel "AS IS", (c) Nortel shall assign to Buyer on a nonexclusive basis any warranty on such other Software provided to Nortel by the developer of such other Software to the extent of Nortel's legal right to do so.

5. The obligations and remedies set forth in Sections 1,2, and 3 above shall be conditioned upon: the Equipment not having been altered or repaired, the Software not having been modified, and the Products not having been installed outside the United States; any defect or nonconformance not being the result of mishandling, abuse, misuse, improper storage, improper performance of installation, other services, maintenance or operation by other than Nortel (including use in conjunction with any product which is incompatible with the applicable Equipment or Software or of inferior performance), and/or any error, act, or omission of Buyer described in
     Section 11.4; the Product not having been damaged by fire, explosion, power failure, power surge, or other power irregularity, lightning, failure to comply with all applicable environmental requirements for the Products specified by Nortel or any other applicable

                          Network Products Purchase Agreement Number DM-11/95-DC
                                                                         Page 20


     supplier, such as but not limited to temperature or humidity ranges, or any act of God, nature or public enemy; and written notice of the defect having been given to Nortel within the applicable Warranty Period.

6. The repair or replacement of Equipment, the correction of defective installation Services, or the correction of Software pursuant to this Section shall not extend the applicable Warranty Period except to the extent specified in the applicable Product Attachment.

7. Upon expiration of the applicable Warranty Period for Equipment furnished hereunder, repair and replacement Service for such Equipment shall be available to Buyer from Nortel in accordance with Nortel's then-current terms, conditions and prices. Such repair and replacement Service and notice of any discontinuance of such repair and replacement Service shall be available for a minimum period set forth in the Product Attachment applicable to such Equipment. This provision shall survive the expiration of this Agreement.

8. Unless Nortel elects to repair or replace defective Equipment at Buyer's facility, all Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Buyer in accordance with Nortel's instructions stated in the applicable Product Attachment and shipped at Buyer's expense and risk of loss to a location designated by Nortel. Replacement Equipment shall be returned to Buyer at Nortel's expense and risk of loss. Buyer shall ship the defective Equipment to Nortel within thirty (30) days of receipt of the replacement Equipment. In the event Nortel fails to receive such defective Equipment within such thirty (30) day period, Nortel shall invoice Buyer for the replacement Equipment at the then-current price in effect therefor.

9. With respect to any Vendor Item furnished by Nortel to Buyer pursuant to this Agreement, Nortel shall assign to Buyer on a nonexclusive basis any warranty granted by the party that supplied such Vendor Item to Nortel to the extent of Nortel's right to do so.

10. Neither Nortel nor Nortel's suppliers, as appropriate, shall have any responsibility for warranties offered by Buyer to any of its customers. Buyer shall indemnify Nortel and Nortel's suppliers, as appropriate, with respect thereto.

                                                            PRODUCT ATTACHMENT
                                                                        PAGE 1

                                                                       st7286h
                              PRODUCT ATTACHMENT
                           CARRIER NETWORKS PRODUCTS

Northern Telecom Inc.("Nortel") and DeltaCom, Inc.("Buyer") agree as follows:

1.   INCORPORATION BY REFERENCE
     --------------------------

     This Product Attachment shall be incorporated into and made a part of Network Products Purchase Agreement No. DM-11/95-DC ("Agreement") between Nortel and Buyer.

2.   DEFINITIONS
     -----------

     For purposes of this Product Attachment:

     "Acceptance Criteria" shall mean, with respect to any Products installed by Nortel hereunder, the standards and specifications contained in the Nortel Installation Manuals which are applicable to such Products.

     "Equipment" shall mean the equipment listed in Schedule A.

     "Extension" shall mean Equipment and/or Software, identified in Schedule A, which Nortel engineers and installs and which is added to an Initial System after the Turnover Date of the Initial System.

     "Initial System" shall mean the Equipment and Software which is included in any configuration identified in Schedule A as an "Initial System."

     "Installation Site" shall mean Buyer's facility identified in an Order to which the applicable Products identified in such Order shall be delivered or at which the applicable Services, if any, are to be performed, respectively.

     "Merchandise" shall mean any Equipment which is not part of a System and with respect to which no engineering or installation Services shall be provided by Nortel.

     "Product Attachment Term" shall mean the period which shall commence on the date this Product Attachment is executed by the latter of the parties and shall expire twenty-four (24) months thereafter.

     "Services" shall mean the services described in Schedule B.

     "Software" shall mean the software listed in Schedule A.

                                                            PRODUCT ATTACHMENT
                                                                        PAGE 2

     "Specifications" shall mean with respect to any Products furnished hereunder, the specifications published by Nortel which Nortel identifies as its standard performance specifications for such Products as of the date of Buyer's Order for such Products.

     "System" shall mean any Initial System or Extension.

     "Turnover Date " shall mean, with respect to any Products installed by Nortel hereunder, the date on which Nortel provides the Turnover Notice to Buyer pursuant to Section 7.a. of this Product Attachment.

     "Warranty Period" shall mean, with respect to:

     (a) Any System, the period which shall commence upon the Turnover Date with respect to such System and shall expire twelve (12) months thereafter,

     (b) Merchandise, the period which shall commence upon the date of shipment with respect to such Merchandise by Nortel to Buyer and shall expire ninety(90) days thereafter,

     (c) Installation Services involving any System, the period which shall commence upon the Turnover Date with respect to such System and shall expire twelve (12) months thereafter,

     (d) Equipment which is repaired or replaced pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing five (5) days after (i) shipment of the replacement Equipment to Buyer or (ii) completion of the repair at the Installation Site of the applicable Equipment and which shall expire on the later of thirty
          (30) days thereafter or the last day of the original Warranty Period with respect to the Equipment which was repaired or replaced, and

     (e) Software which was corrected pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing upon delivery of the corrected Software by Nortel to Buyer and expiring on the later of thirty (30) days thereafter or the last day of the original Warranty Period with respect to such Software.

3.   SCHEDULES
     ---------

     The following Schedules which are attached hereto are an integral part of the Product Attachment and are incorporated herein by reference:

                                                            PRODUCT ATTACHMENT
                                                                        PAGE 3

          Schedule A          - Products, Prices, and Fees
          Schedule B          - Services and Charges
          Schedule C          - Delivery
          Schedule D          - Documentation

4.   ORDERING
     --------

     With respect to Section 3, ORDERING of the Agreement the following additional terms shall apply:

a. Buyer shall identify in each Order for Products whether the Products constitute an Initial System, Extension, or Merchandise. Except for the prices, charges and/or fees set forth in Schedule A to this Product Attachment, all Orders for Extensions, Merchandise, or any Services other than engineering and installation Services provided by Nortel in connection with an Order for an Initial System shall be subject to written agreement of Buyer and Nortel on the applicable prices, charges and fees with respect thereto as required pursuant to Section 5, PRICING, of this Product Attachment.

b. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel cancel without charge any Order for Products and/or Services prior to the delivery date of the applicable Products set forth in such Order or the agreed date for the commencement by Nortel of the applicable Services ("Service Commencement Date"), except that if Buyer cancels such Order within six (6) weeks or less of any such date, a cancellation fee of fifteen percent (15%) of the aggregate price of all Products and/or Services being cancelled in such Order shall be payable by Buyer. Nortel may invoice such amount upon receipt of Buyer's notice of cancellation of the Order.

c. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel not less than six (6) weeks prior to the delivery date of any Products set forth in an Order and/or the Service Commencement Date of the applicable Services, delay the delivery date of such Products and/or the Service Commencement Date of such Services for a period which shall not exceed ninety (90) days from the date such Products were originally scheduled to be delivered or ninety (90) days from the Service Commencement Date, subject to the availability from Nortel of the applicable Products and/or Services after such period of delay.

d. Except as set forth in Sections 4.b. and 4.c. of this Product Attachment,any change to an Order after Nortel's acceptance of such Order shall require written agreement of Nortel and Buyer upon a written change to the Order ("Change Order") which shall reference the original Order and be executed by the parties. No such changes shall be implemented until the applicable Change Order has been executed by the parties.

                                                              PRODUCT ATTACHMENT
                                                                          PAGE 4

e. With respect to each Order for Products which is accepted by Nortel, Buyer may make a written request at least ninety (90) days prior to the scheduled shipment date of such Products for a change ("Change") consisting of certain addition(s) or deletion(s) to such Products. After receipt of such request, Nortel shall submit a Job Change Order ("JCO") to Buyer for Buyer's approval with respect to the requested Change, except that Nortel shall be under no obligation to submit such JCO to Buyer if Nortel determines that the Price applicable to such Order would be reduced by more than ten percent (10%) as a result of the implementation of the Change. Each JCO shall state whether the requested Change shall increase or decrease the Price and/or time required by Nortel for any aspect of its performance under the Agreement with respect to such Order. Buyer shall accept or reject the JCO in writing ten (10) days of receipt thereof. Failure of the Buyer to accept or reject the JCO in writing as described above shall be deemed a rejection of the JCO by Buyer. In the event an accepted JCO involves the return to Nortel of any Equipment which shall have been previously delivered to Buyer, Nortel may involve and Buyer shall pay the transportation costs and Nortel's then-current restocking charge for the returned Equipment.

f. Any increase or decrease in the Price with respect to an Order hereunder which is occasioned by an accepted JCO shall be added to or subtracted from, as applicable, the amount of the last payment due pursuant to Section 6 with respect to such Order.

g. If Buyer rejects a proposed JCO, then the rights and obligations of the parties with respect to the applicable Order shall not be subject to Buyer's requested Changes, provided that Buyer shall promptly pay to Nortel all of Nortel's additional and reasonable costs and expenses incurred hereunder in accordance with Buyer's requested Changes and Nortel's additional and reasonable costs and expenses subsequently incurred in order that Nortel may be able to perform Nortel's obligations without modification by the requested Changes, and Nortel shall be entitled to an extension of the dates for performance of its obligations with respect to the applicable Order as a result of any delays in such performance which result from the foregoing.

5.   PRICING
     -------

     With respect to Section 4, PRICES of the Agreement, the following additional terms apply:

a. The prices set forth in Schedule A with respect to any Initial System and/or Extension shall be in effect for the Product Attachment Term. Nortel may in its sole discretion, thereafter, increase any prices set forth in Schedule A upon sixty (60) days prior written notice to Buyer. The prices listed in Schedule A shall apply to any Order for an Initial System and/or Extension listed in Schedule A

                                                              PRODUCT ATTACHMENT
                                                                          PAGE 5

     which shall be received by Nortel prior to the effective date of any change in such prices as permitted by this Section, provided that delivery date for such Initial System and/or Extension as set forth in the applicable Order shall be not more than one-hundred twenty (120) days after Nortel's acceptance of such Orders.

b. Except for the prices, charges and/or fees set forth in Schedule A, the prices for Equipment and the fees for the right to use the Software included in any Extension, prices for any Merchandise, and charges for any Services, other than engineering and installation Services provided with any Initial System and/or Extension shall be as subsequently agreed in writing by Nortel and Buyer.

c. Notwithstanding anything to the contrary in the Agreement, shipment of the Products to Buyer shall be F.O.B. Buyer's Installation Site.

d. During the Product Attachment Term, Buyer shall issue an Order or Orders for a DTEI Extension with seven thousand six hundred eighty (7680) fully wired and fully equipped ports (Purchase Commitment"). The price for each such port is set forth in Schedule A, Section 1.2 (a) The number of ports set forth on any given Order may be less that seven thousand six hundred eighty (7680), provided that the number of ports set forth on any given Order shall be in minimum increments of nine hundred sixty (960). In order to qualify for the per port prices set forth in Schedule A, Section 1.2
     (a), Buyer shall issue an Order or Orders for the total number of ports included in the Purchase Commitment no later than thirty (30) days prior to the expiration of the Product Attachment Term.

     In the event Buyer has not issued an Order or Orders for the total number of ports set forth in the Purchase Commitment by the thirtieth day prior to the expiration of the Product Attachment Term, then the price per port for each port ordered by Buyer prior to that time shall be as set forth in Schedule A, Section 1.2 (b). Within thirty (30) days after expiration of the Product Attachment Term, Nortel shall prepare an adjustment invoice for the difference between the per port prices set forth in Schedule A, Section
     1.2 (a) theretofore invoiced to Buyer, based upon the assumption that it would timely satisfy the Purchase Commitment, and the per port prices set forth in Schedule A, Section 1.2 (b) multiplied by the number of ports ordered by Buyer prior to that time. Buyer shall pay the amount of the adjustment invoice within thirty (30) days of the date thereof. Any Order issued by Buyer during the thirty (30) day period prior to the expiration of the Product Attachment Term shall be at the per port prices set forth in Schedule A, Section 1.2 (b), regardless of the number of ports theretofore ordered by Buyer; and any Order issued thereafter shall be at prices which shall be agreed upon.

                                                              PRODUCT ATTACHMENT
                                                                          PAGE 6

6.   TERMS OF PAYMENT
     ----------------

     With respect to Section 5, TERMS OF PAYMENT, the following additional terms shall apply:

a. With respect to each Initial System furnished hereunder by Nortel to Buyer the price listed in Schedule A shall be invoiced by Nortel in accordance with the following schedule:

     (i) Twenty percent (20%) of such price may be invoiced upon Nortel's acceptance of the Order for such Initial System,

     (ii) Fifty percent (50%) of such price may be invoiced on the date of shipment by Nortel to Buyer of the switch component of such Initial System,

     (iii) Twenty percent (20%) of such price may be invoiced on the Turnover Date of such Initial System, and

     (iv) Ten percent (10%) of such price may be invoiced on the date of Acceptance of such Initial System.

b. With respect to each Extension furnished hereunder by Nortel to Buyer, the applicable price determined in accordance with Section 5.b. of this Product Attachment shall be invoiced by Nortel in accordance with the following schedule:

     (i) Twenty percent (20%) of such price may be invoiced upon Nortel's acceptance of the Order for such Extension,

     (ii) Seventy percent (70%) of such price may be invoiced on the date of delivery by Nortel to Buyer of the Equipment included in such Extension, and

     (iii) Ten percent (10%) of such price may be invoiced on the date of Acceptance of such Extension.

c. Except as may be otherwise agreed in writing by the parties Nortel's prices for Merchandise and charges for any Services determined in accordance with
     Section 5.b. above may be respectively invoiced upon delivery of such Merchandise and upon performance of such Services by Nortel.

                                                              PRODUCT ATTACHMENT
                                                                          PAGE 7


7.   TESTING TURNOVER, AND ACCEPTANCE
     --------------------------------

     Pursuant to Section 8.1 of the Agreement, the rights and obligations of the parties with respect to testing, turnover and acceptance of any Products furnished hereunder and installed by Nortel shall be as follows:

a. Nortel shall provide Buyer with five (5) business days written notice prior to commencing final commissioning and testing of any Products installed by Nortel. Buyer shall cause an authorized representative of Buyer to be present at the applicable Installation Site to witness such final commissioning and testing, provided that in the event such representative fails to be present for any reason, Nortel shall not be required to delay performance of such final commissioning and testing. In connection with the final commissioning and testing of such Products, Nortel shall test the Products for conformity with the applicable Acceptance Criteria. When such tests have been successfully completed, Nortel shall provide Buyer with written notice ("Turnover Notice") that the applicable Products meet such Acceptance Criteria and are ready for Buyer's testing for compliance with such Acceptance Criteria. Buyer shall promptly complete and return to Nortel Buyer's acknowledgment of receipt of such Turnover Notice.

b. Following the Turnover Date, Buyer may test the applicable Products for compliance with the Acceptance Criteria using the tests and test procedures contained in Nortel's Installation Manuals with respect to such Products. Within fifteen (15) days following the Turnover Date of the applicable Products, Buyer shall notify Nortel either that Buyer has accepted such Products in writing using Nortel's standard Acceptance Notice form or that Buyer has not accepted such Products in which case Buyer shall also provide Nortel with a written notice ("Notice of Deficiency") which shall provide in reasonable detail the manner in which Buyer asserts that the Products failed to meet the Acceptance Criteria. With respect to any such details with which Nortel agrees, Nortel shall promptly proceed to take appropriate corrective action and following correction, Buyer may retest the Products in accordance with this Section. Buyer shall accept the Products in writing without delay when the tests pursuant to this Section indicate that the Products comply with the Acceptance Criteria.

c. With respect to any points of disagreement between Nortel and Buyer concerning any Notice of Deficiency which are not resolved by Nortel and Buyer within ten (10) days after the effective date of the Notice of Deficiency, Buyer, at its option, may waive any rights it may have on account of any such points of disagreement, or require that the disputed points be resolved by arbitration.

d. Buyer shall notify Nortel in writing of its election pursuant to Section 7.c. not later than ten (10) days after the effective date of the Notice of Deficiency, if any, given to Nortel by Buyer. Upon expiration of such ten (10) day period unless Buyer has notified Nortel to the contrary, Buyer shall be deemed to have elected

                                                              PRODUCT ATTACHMENT
                                                                          PAGE 8


     to waive its right with respect to any points of disagreement then existing between it and Nortel with respect to such Notice of Deficiency.

e. If Buyer makes timely election to require arbitration of such disputed points, the arbitrator shall be chosen by mutual agreement. If the parties cannot agree upon an arbitrator within three (3) business days of Buyer's election to arbitrate, each party shall within three (3) business days thereafter select an independent and an unaffiliated person to be an arbitrator. These two (2) persons selected shall select a third person, independent and unaffiliated with either party, as a third arbitrator. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association, provided, however that the Arbitrator(s) shall be empowered to reduce the Prices of Products only to the extent that the Arbitrator(s) find that the benefit of Buyer's bargain has been reduced. The Arbitrator(s) shall not have any authority to grant partial or total rescission unless the Arbitrator(s) determine that (i) Buyer has not substantially received the benefit of its bargain; and (ii) money damages will not provide an adequate remedy. Judgment upon the award rendered by the Arbitrator(s) may be entered in any Court of competent jurisdiction.

f. For purposes of this Product Attachment, "Acceptance" of the applicable Products shall occur upon the earliest of the following and Buyer shall upon request sign Nortel's Acceptance Notice confirming such Acceptance without any conditions, restrictions, or limitations of any nature whatsoever:

     (i) The date on which Buyer accepts such Products pursuant to Section 7.b. of this Product Attachment;

     (ii)  The failure of Buyer to provide Nortel with any notice required by
           Section 7.b. of this Product Attachment, with respect to such Products;

     (iii) Use by Buyer of such Products or any portion thereof in revenue-producing service at any time; or

     (iv)  Waiver by Buyer of its rights pursuant to Section 7.c. or 7.d.

g. Acceptance by Buyer of such Products pursuant to Section 7.f. of this Product Attachment above shall not be withheld or postponed due to.

     (i) Deficiencies of such Products resulting from causes not attributable to Nortel, such as, but not limited to (A) inaccuracy of information provided by Buyer, (B) inadequacy or deficiencies of any materials, facilities or services provided directly or indirectly by Buyer and tested in conjunction with the applicable Products, (C) other conditions external to the Products which are beyond the limits specified by Nortel in the Specifications for the Products and which are used by Nortel in performance calculations

                                                              PRODUCT ATTACHMENT
                                                                          PAGE 9


          with respect to the Acceptance Criteria, or (D) spurious outputs from adjacent material; or

     (ii) Minor deficiencies or shortages with respect to such Products which are attributable to Nortel, but of a nature that do not prevent full and efficient operation of the Products.

h. With respect to any deficiencies of the type described in Section 7.g.(i), Nortel shall at Buyer's request and expense assist Buyer in the elimination or minimization of any such deficiencies. With respect to any deficiencies or shortages as described in the Section 7.g.(ii), Nortel shall, at Nortel's expense, take prompt and effective action to correct any such deficiencies or shortages.

i. In the event Buyer's Acceptance of any Products is withheld or postponed due to any deficiencies of the type described in Section 7.g.(i), Nortel shall invoice and Buyer shall pay Nortel's charges and reasonable expenses incurred by Nortel associated with Nortel's investigation of the reasons for Buyer's withholding or postponement of such Acceptance.

8.   WARRANTIES AND REMEDIES
     -----------------------

     With respect to Exhibit D, LIMITED WARRANTIES AND REMEDIES, the following additional terms shall apply:

a. Except as set forth in Section 8.b. below, Nortel shall in performance of its obligations under Section 2 of Exhibit D to the Agreement, (i) ship replacement Equipment or complete the repair within thirty (30) days of Nortel's receipt of the Equipment to be replaced or repaired, and (ii) commence the correction of the applicable installation Services within thirty (30) days of receipt of notice from Buyer pursuant to Section 5 of Exhibit D to the Agreement.

b. For emergency warranty service situations involving the Equipment, Nortel shall during the applicable Warranty Period use all reasonable efforts to ship replacement Equipment within twenty-four (24) hours of notification of the applicable warranty defect by Buyer pursuant to Section 5 of Exhibit D to the Agreement, provided that Buyer shall have requested such emergency service. Nortel may invoice Buyer and Buyer shall pay Nortel's standard fifty dollar ($50) surcharge for emergency warranty services. If Nortel determines that due to the particular circumstances, onsite technical assistance is necessary, Nortel shall use all reasonable efforts to dispatch emergency service personnel to the applicable Installation Site within twenty-four (24) hours of receipt of notice from Buyer as described above.

                                                            PRODUCT ATTACHMENT
                                                                       PAGE 10


c. All Products to be repaired or replaced, both within and outside of the applicable Warranty Period, shall be packed by Buyer in accordance with Nortel's then-current instructions.

d. No later than ninety (90) days prior to the expiration of the Warranty Period with respect to any Initial System, Nortel shall offer to Buyer post-warranty support by means of an extended service plan or other terms, provided that neither party shall have any obligation with respect thereto except as may be agreed upon in writing by the parites.

9.   NOTICES
     -------

     Pursuant to Section 18.5 of the Agreement, any notices by Buyer to Nortel which are specific to this Product Attachment shall be delivered to the following address:

                               Northern Telecom Inc.
                               2221 Lakeside Blvd.
                               Richardson, Texas 75082-4399
                               Attn: Vice President, Carrier Networks

10.  ADDITIONAL TERMS
     ----------------

     The following additional terms shall apply to the Agreement:

(a) With respect to Section 4, ORDERING, the following additional terms shall apply:

               In order to assist Buyer in preparing an Order, Nortel shall provide to Buyer a written estimate/projection of the anticipated delivery, installation, turnover and acceptance schedule which estimate/ projection shall be subject to mutual agreement.

(b) With respect to Section 14, BUYER'S RESPONSIBILITIES, the following additional terms shall apply:

     (14.6) Buyer shall be responsible for ordering and coordinating with each applicable local telephone company the installation of all central office trunks and test trunks and Buyer shall be responsible for all utility charges associated with the installation, testing, operation and maintenance of Products furnished hereunder, including, but not limited to, all applicable charges for such central office trunks, test trunks and any tie lines.

(c) Nortel shall provide documentation with respect to the Products in accordance with Schedule D to this Product Attachment.

                                                           PRODUCT ATTACHMENT
                                                                      PAGE 11

(d)  Buyer hereby represents and warrants that it:

     (i) was formerly known as, and is the successor in interest to, Southern Interexchange Services, Inc.;

     (ii) owns the DMS-250 System to which the DTEI Extension described in Schedule A will be added;

     (iii) shall use the DMS-250 System and the DTEI Extension, solely for the purposes of providing telecommunications services to its subscribers; and

     (iv) does not intend to resell the DMS-250 System or DTEI Extension, unless it does so as part of a sale of all or substantially all of its assets; and

     (v) shall abide for the benefit of Nortel by all the terms and conditions of the Software License contained in Exhibit B of the Agreement.

11.  AMENDMENTS TO THE AGREEMENT
     ---------------------------

11.1 Solely for the purposes of this Product Attachment, certain provisions of the Agreement shall be amended as follows:

a.   Section 1.2 of Section 1, SCOPE of the Agreement is hereby amended to read:

     The terms and conditions of this Agreement shall apply to the purchase by Buyer and the sale by Nortel of Equipment and Services and the licensing of Software furnished in connection with such Equipment which occur after the date of last signature placed upon this Agreement and the corresponding Product Attachments referenced in this Agreement. The terms and conditions contained in a Product Attachment shall modify and/or supplement the other terms and conditions of this Agreement, only with respect to the Product Line and Services described in the Product Attachment.

b. Section 4.2 of Section 4 PRICES, of the Agreement is hereby amended to read:

     Until the total of all prices, charges and fees for Products and related Services furnished hereunder shall have been paid to Nortel, Buyer shall not sell, lease or otherwise transfer such Products or any portion thereof or allow any liens or encumbrances to attach to such Products or any portion thereof prior to payment in full to Nortel of the total of all such prices, charges, and fees.

c.   Section 6, TAXES, of the Agreement is hereby amended to read:

     Buyer shall at Nortel's direction promptly reimburse Nortel or pay directly to the applicable government or taxing authority all taxes and charges arising hereunder, including, without limitation, penalties and interest arising from an

                                                           PRODUCTS ATTACHMENT
                                                                       PAGE 13


     act or omission of Buyer, except for taxes computed upon the net income of Nortel. Buyer's obligations pursuant to this Section 6 survive any termination of this Agreement.

d. Sections 8.2 and 8.3, of Section 8, TESTING, TURNOVER AND ACCEPTANCE, of the Agreement are hereby amended to read:

     8.2 If Nortel does not install Products furnished hereunder, Nortel shall prior to delivery of the Products perform such factory tests as Nortel determines to be appropriate in order to confirm that such Products shall be in accordance with the applicable Specifications. Buyer shall deemed to have accepted the Products upon successful completion of such tests.

     8.3 In the event that Buyer places Products into revenue-generating service, such Products shall be deemed to have been accepted by Buyer without limitation or restriction.

e. Section 13.3, of Section 13, CONFIDENTIAL INFORMATION, of the Agreement is hereby amended to read:

     Nortel shall take reasonable care to use Buyer's Confidential Information only to perform Nortel's obligations to provide Products and/or Services to Buyer, provided Nortel may use any of Buyer's Confidential Information for the development, manufacture, marketing and maintenance of new products and/or services and/or changes or modifications to the existing Products and/or Services, which Nortel may, in either case, provide the new and or modified Products or Services to third parties without restriction.

f. Section 14.1 and 14.3, of Section 14, BUYER'S RESPONSIBILITIES, of the Agreement are hereby amended to read:

     All sites at which the Products shall be delivered or installed shall be prepared by Buyer in accordance with Nortel's standards for the safe installation, operation and/or maintenance of Equipment, including without limitation, Equipment environmental requirement which are the same or similar to that of installed Nortel Equipment at Buyer's site(s), as the date of execution of this Products Attachment.

     Buyer shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, trash removal and other necessary utilities for use by Nortel-designated maintenance personnel, and adequate secure storage space, if required by Nortel, for Products and materials. Buyer shall also provide reasonable and adequate security for the Products while on Buyer's site.

                                                            PRODUCT ATTACHMENT
                                                                       PAGE 13

g. Sections 18.3 and 18.6, of Section 18, GENERAL, of the Agreement are hereby amended to read:

     18.3 The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Alabama, except for its rules with respect to the conflict of laws.

     18.6 In the event of a conflict between the provisions of this Agreement which are not contained in a Product Attachment and the provisions of a Product Attachment, the provisions of the Product Attachment shall prevail.

h. The definition of Specifications as set forth in Exhibit A to the Agreement shall be amended to read as follows:

     "Specifications" shall mean, with respect to any Product Line, the specifications identified in the Product Attachment with respect to that Product Line, provided Nortel shall have the right at its sole discretion to modify, change or amend such specifications at any time prior to the date of acceptance by Nortel of Buyer's Order.

i. Section 6 to the SOFTWARE LICENSE, as set forth in Exhibit B to the Agreement shall be amended to read as follows:

     Buyer shall indemnify and hold Nortel and its supplier, as appropriate, harmless from any loss or damage resulting from a breach of this Exhibit B by Buyer. The obligations of Buyer under this Exhibit B shall survive the termination of the Agreement and shall continue if the Software is removed from service.

j. STORAGE provisions, as set forth in Exhibit C to the Agreement shall be amended to read as follows:

     If Buyer notifies Nortel prior to the scheduled shipment date of Products that Buyer does not wish to receive such Products on the date agreed to by the parties, or the installation site or other delivery location is not prepared in sufficient time for Nortel to make delivery in accordance with such date, or Buyer fails to take delivery of any portion of such Products, Nortel may place the Products in storage, at a mutually agreed upon facility, upon the expiration of thirty (30) days from the date of the previously scheduled shipment date. In that event Buyer shall be liable for all additional and reasonable costs thereby incurred by Nortel. Delivery by Nortel of any Products to a storage location as provided above shall be deemed to constitute delivery of the Products to Buyer for purposes of this Agreement, including, without limitation, provisions for payment, invoicing, passage of risk of loss, and commencement of the Warranty Period.

                                                            PRODUCT ATTACHMENT
                                                                       PAGE 14

K. Section 2 and 8 to the LIMITED WARRANTIES AND REMEDIES provisions, as set forth in Exhibit D to the Agreement shall be amended to read as follows:

     2. Nortel's sole obligation and Buyer's exclusive remedy under the warranty set forth in Section 1 above shall be limited to the replacement or repair, at Nortel's option and expense, of the defective Equipment, or correction of the defective installation Services. Replacement Equipment may be new or reconditioned at Nortel's option, but in any event functionally equivalent to the defective equipment in all material respects.

     8. Unless Nortel elects to repair or replace defective Equipment at Buyer's facility, all Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Buyer in accordance with Nortel's instructions stated in the applicable Product Attachment and shipped at Buyer's expense and risk of loss to a location designated by Nortel. Replacement Equipment shall be returned to Buyer at Nortel's expense and risk of loss. Buyer shall ship the defective Equipment to Nortel within thirty (30) days of receipt of the replacement Equipment.
     In the event Nortel fails to receive such defective Equipment within such thirty (30) days period due to an intentional act of the Buyer, Nortel shall invoice Buyer for the replacement Equipment at the then -current price in effect therefor.


NORTHERN TELECOM INC.              DELTACOM, INC.


BY:/s/ Vickie Yohe                 BY:/s/ Tom Mullis
   ------------------------------     ---------------------------
       (Signature)                         (Signature)

Name:  Vickie Yohe                 Name:  Tom Mullis
     ----------------------------       -------------------------
       (Print)                             (Print)
       Vice President & General
Title: Manager, Carrier Networks   Title:  CEO
      ---------------------------        ------------------------
Date:  24 January 1996             Date:   1/11/96
      ---------------------------        ------------------------

                                                             PRODUCT ATTACHMENT
                                                                        PAGE 15

                                  SCHEDULE A
                                  ----------

                           PRODUCTS, PRICES AND FEES
                           -------------------------

            The following pages detail the contents of Schedule A.

                                        DELTACOM PRODUCTS AND PRICING ATTACHMENT
                                                                      SCHEDULE A

                                  SCHEDULE A
                              I. EXTENSION PORTS
                          (DMS-250 SWITCHING SYSTEM)


1.0  PORT EXTENSIONS


     1.1   FULLY WIRED AND FULLY EQUIPPED DTEI PORT EXTENSION ("DTEI EXTENSION")

           The price for a DTEI Extension includes the following. Each DTEI Extension is configured in minimum increments of nine hundred sixty
           (960) ports, and is configured for SS7/PTS or ISDN signaling at Buyer's request:

           a)   DTEI equipment and XPM+, or then current common control;

           b) Buyer shall indicate in its Order either UTR, STR, CTD for DTCs configured for SS7 or PTS capability; or UTR and ISDN pre-processor circuit packs configured for ISDN PRI capability;

           c)   As required ENET/JNET, MS or processor memory extensions;

           d) As required DMS-250 Service/Test Circuits to support the DTEI Extension;

           e) Power Distribution Center (PDC) equipment as required to support the DTEI Extension;

           f) Spare circuit packs, if required and deemed necessary by Nortel, based on Nortel's standard engineering sparing guidelines.

     1.2   FULLY WIRED AND FULLY EQUIPPED DTEI PORT EXTENSIONS PRICES

           a) A DTEI Extension must be ordered in minimum increments of nine hundred sixty (960) ports. In accordance with Section 5.d of the Product Attachment, if Buyer issues an Order or Orders prior to the thirtieth day prior to the expiration of the Product Attachment Term for a total of at least seven thousand six hundred eighty (7680) fully wired and fully equipped ports, then the price per port shall be one hundred ninety dollars ($190).

           b) If Buyer fails to issue an Order or Orders prior to the thirtieth day prior to the expiration of the Product Attachment Term for at least seven thousand six hundred eighty (7680) fully wired and fully equipped ports in accordance with Section 5.d of the Product Attachment, in minimum increments of nine hundred sixty (960) ports, then the price per port shall be two hundred thirty dollars ($230).


SCHEDULE A: DMS-250 SWITCHING SYSTEM
SECTION 1:  FULLY WIRED AND FULLY EQUIPPED DTEI EXTENSIONS

                                       DeltaComm Products and Pricing Attachment
                                                                      Schedule A


                                 SCHEDULE A
                              I. EXTENSION PORTS
                          (DMS-250 SWITCHING SYSTEM)



2.0  Optional DTEI Equipment

        2.1  Dialable Wideband

             Buyer may order two (2) NTAX78AA circuit packs per DTC in place of the standard time switch circuit packs provided with a DTEI Extension for an additional price of five thousand dollars ($5,000) per each DTC or ten thousand dollars ($10,000) per each DTEI frame.

        2.2  Echo Cancellation

             Buyer may order an upgrade from the NT6X50AB to the NT6X50EC circuit pack for an additional price of three thousand three hundred sixty dollars ($3,360) per circuit pack, in addition to the price for the NT6X50AB circuit pack.


Appendix A: DMS-250 Switching System
Section 2:  Optional DTEI Equipment                                            2

                                                              PRODUCT ATTACHMENT
                                                                         PAGE 16


                                  SCHEDULE B
                                  ----------

                             SERVICES AND CHARGES
                             --------------------

ENGINEERING
-----------

1. Nortel shall engineer each Initial System and/or Extension furnished hereunder in accordance with Nortel's engineering practices to such Initial System and/or Extension at the time such engineering is performed.

2. Nortel's charges for engineering each Initial System and/or Extension are included in the prices and fees for the Initial System and/or Extension set forth in Schedule A.

3. The provision of any other engineering by Nortel and the charges associated therewith shall be as subsequently agreed in writing by Nortel and Buyer.

INSTALLATION
------------

1. Nortel shall install each Initial System and/or Extension furnished hereunder at the applicable Installation Site in accordance with Nortel's installation practices applicable to such Initial System and/or Extension at the time such installation is performed.

2. Nortel's charges for performance of such installation are included in the prices and fees for the Initial System and/or Extension set forth in Schedule A.

3. The provision of any other installation by Nortel and the charges associated therewith shall be as subsequently agreed in writing by Nortel and Buyer.

TRAINING
--------

1. With each Initial System and/or DTEI Extension ordered hereunder, Nortel shall make available to Buyer at Nortel's then current charges training training requested by Buyer, if then currently available. Any such training shall be delivered at Nortel's Training Center currently located in Raleigh, North Carolina. Such training shall be in any of the courses scheduled to be provided at that Training Center as set forth in Nortel's applicable Technical Training Course catalog with respect to the Products described in Schedule A to this Product Attachment.

2. Buyer shall be responsible for the payment of all travel and living expenses of its employees whom Buyer sends to receive such training.

                                                             PRODUCT ATTACHMENT
                                                                        PAGE 17


3. Additional Training in such courses shall be provided by Nortel to Buyer subject to availability and scheduling of such courses. Nortel may change the schedule of such courses at any time. Such additional training shall be provided at Nortel's then-current charges.

4. All training provided by Nortel shall consist of such materials and cover such subject as Nortel in its sole discretion determines to be appropriate. Nortel makes no representation concerning the ability of anyone to satisfactorily complete any training.

5. Nortel may add to, or delete from, the subject matter and or medium of any of the training courses which Nortel provides. In addition, Nortel may reschedule such courses as Nortel determines to be appropriate.

6. The availability of any training to Buyer as set forth above shall be subject to any prerequisites identified by Nortel in its training catalog or other documentation with respect to such training.

ADDITIONAL SERVICES
-------------------

1. All other services to be furnished hereunder shall be subject to written agreement of the parties which shall set forth the terms and conditions applicable to the provision of such services and a description of such services and the charges for such services.

                                                              PRODUCT ATTACHMENT
                                                                         PAGE 18

                                  SCHEDULE C
                                  ----------

                                   DELIVERY
                                   --------

Delivery for all Product ordered hereunder shall be stated upon Buyer's purchase order reflecting the mutual agreement of the parties.

                                                              PRODUCT ATTACHMENT
                                                                         PAGE 19

                                  SCHEDULE D
                                  ----------

                                 DOCUMENTATION
                                 -------------

Certain documentation with respect to the Products may be made available to Buyer on CD-ROM pursuant to the terms and conditions set forth below.

In addition, Nortel may furnish to Buyer such other documentation with respect to the Products as Nortel deems appropriate.

HELMSMAN TERMS AND CONDITIONS

1.   DEFINITIONS

"CD-ROM" shall mean a compact disk with read-only memory.

"CD-ROM Software" shall mean the computer programs which provide basic logic, operating instructions or user-related application instructions with respect to the retrieval of CD-ROM Documentation, along with the documentation used to describe, maintain and use such computer programs.

"CD-ROM Documentation" shall mean the documentation that Nortel makes available to its customers on CD-ROM with respect to DMS-250, DMS-300, and/or DMS-STP Systems.

2.   SCOPE

With the delivery of each Initial System ordered by Buyer, Nortel shall deliver a CD-ROM on which the appropriate CD-ROM Documentation is contained and a user manual which shall set forth the procedures by which Buyer may use the CD-ROM SOftware to access to the CD-ROM Documentation.

Buyer shall be solely responsible for obtaining, at its cost and expense, any computer or other equipment and software required to use the CD-ROM, CD-ROM Software and/or CD-ROM Documentation.

Buyer may order additional CD-ROMs from Nortel at Nortel's then current fees therefor, and any such additional CD-ROMs shall be subject to these terms and conditions.

3.   LICENSE

Upon delivery of the CD-ROM, Nortel shall grant to Buyer a non-exclusive, non-transferable and non-assignable license, subject to these terms and conditions:

                                                              PRODUCT ATTACHMENT
                                                                         PAGE 20

(a)  to use CD-ROM Software solely to access to the CD-ROM Documentation; and

(b) to use the CD-ROM Documentation solely to operate and maintain the Initial System with which it was delivered.

Buyer acknowledges that, as between Nortel and Buyer, Nortel retains title to and all other rights and interest in the CD-ROM Software and CD-ROM Documentation. Buyer shall not modify, translate or copy the CD-ROM Software or CD-ROM Documentation without Nortel's prior written consent. Buyer shall hold secret and not disclose to any person, except Buyer's employees with a need to know, any of the CD-ROM Software or CD-ROM Documentation.

Buyer shall not sell, license, reproduce or otherwise convey or directly or indirectly allow access to the CD-ROM Software or CD-ROM Documentation to any other person, firm, corporation or other entity.

Except to the extent expressly set forth in this Schedule D, Nortel shall have no obligations of any nature whatsoever with respect to the CD-ROM Software or the CD-Rom Documentation.

4.   DISCLAIMER OF WARRANTY AND LIABILITY

NORTEL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO THE CD-ROM, CD-ROM SOFTWARE, CD-ROM DOCUMENTATION OR ANY INFORMATION CONTAINED ON ANY OF THE FOREGOING OR ANY RESULTS OR CONCLUSIONS REACHED BY BUYER AS A RESULT OF ACCESS TO OR USE THEREOF, OR WITH RESPECT TO ANY OTHER MATTER OR SERVICE PROVIDED BY NORTEL, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT. NORTEL SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER INCLUDING ANY SUCH DAMAGES WHICH MAY ARISE OUT OF THE USE OF OR INABILITY TO USE OR ACCESS THE CD-ROM, THE CD-ROM SOFTWARE, THE CD-ROM DOCUMENTATION, AND FURTHER INCLUDING LOSS OF USE, REVENUE, PROFITS OR ANTICIPATED SAVINGS REGARDLESS OF HOW SUCH DAMAGES MAY HAVE BEEN CAUSED ARISING FROM THE USE OF OR INABILITY TO USE OR ACCESS THE CD-ROM, CD-ROM SOFTWARE, OR CD-ROM DOCUMENTATION.

5.   GENERAL

     Nothing contained in this Schedule D shall limit, in any manner, Nortel's right to change the CD-ROM Software or CD-ROM Documentation or the design or

                                                            PRODUCT ATTACHMENT
                                                                       PAGE 21

characteristics of Nortel's Products at any time without notice and without liability.